EXHIBIT 3.02

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION

                            (AFTER ISSUANCE OF STOCK)

________________________________________________________________________________


                                                       Filed by:______________

                          EUROPEAN MICRO HOLDINGS, INC.
                          -----------------------------
                              (Name of Corporation)


      We the undersigned Co-President and Secretary of European Micro Holdings, Inc. (the "CORPORATION") do hereby certify:

      That the Board of Directors and stockholders of Corporation by unanimous written consent in lieu of a meeting adopted a resolution to amend the original articles as follows:

      Article V of the Corporation's Articles of Incorporation is hereby amended to read as follows:

            (a) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which shall be comprised of six
(6) members. The specific number of directors may from time to time be increased or decreased by a vote of the shareholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power; provided, however, that the number of directors shall in no event be less than two (2) or more than seven (7).

            (b) The Board of Directors shall be divided into three classes as follows: (i) the term of office of Class I shall be until the 1998 annual meeting of shareholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified; (ii) the term of office of Class II shall be until the 1999 annual meeting of shareholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified; and (iii) the term of office of Class III shall be until the 2000 annual meeting of shareholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes as determined by the Board of Directors so as to maintain the number of directors in each class as nearly equal as possible. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

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            (c)  The Board of Directors shall have the power to adopt,  amend or repeal the bylaws of the Corporation.

            (d) There shall be no cumulative voting in the election of directors.

      The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4,000,000; that the said changes and amendment have been consented to and approved by a unanimous vote of the stockholders holding all of the outstanding shares of each class and entitled to vote thereon.

                                          ------------------------------------
                                          John B. Gallagher, Co-President



                                          ------------------------------------
                                          Jay Nash, Secretary


STATE OF FLORIA               )
                              )  ss:
COUNTY OF__________________   )


      The foregoing instrument was acknowledged before me this _____ day of ________________, 1998, by John B. Gallagher, the Co-President of EUROPEAN MICRO HOLDINGS, INC., a Nevada corporation, on behalf of that corporation.

My Commission Expires:              __________________________________
                                    NOTARY PUBLIC
                                    Name:


STATE OF ________________     )
                              )  ss:
COUNTY OF________________     )

      The foregoing instrument was acknowledged before me this _____ day of ________________, 1998, by Jay Nash, the Secretary of EUROPEAN MICRO HOLDINGS, INC., a Nevada corporation, on behalf of that corporation.

My Commission Expires:              __________________________________
                                    NOTARY PUBLIC
                                    Name: